Exhibit 5.1

February 20, 2013

Imperva, Inc.
3400 Bridge Parkway, Suite 200
Redwood Shores, CA 94065

Re:	Imperva, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Imperva, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on or about February 21, 2013, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,214,804 shares of the Company’s Common Stock (the “Stock”) subject to issuance by the Company upon the exercise of (a) stock awards granted or to be granted under the Company’s 2011 Stock Option and Incentive Plan (the “2011 SOIP”) and (b) stock awards granted or to be granted under the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP”). The 2011 SOIP and the 2011 ESPP are collectively referred to in this letter as the “Plans”.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 14, 2011 and certified by the Delaware Secretary of State on November 14, 2011, as filed as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Commission on October 28, 2011 (“Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws (“Restated Bylaws”) certified to us by the Company as being the currently effective Bylaws of the Company, as filed as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Commission on October 28, 2011;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

Imperva, Inc.

(4)	the prospectus prepared in connection with the Registration Statement (“Prospectus”);

(5)	minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, (a) the Restated Certificate and Bylaws were approved and (b) at which, or pursuant to which, the Plans were adopted and approved by the Board and the Stockholders;

(6)	the minutes of a meeting of the Board held on February 14, 2013 at which the Registration Statement was adopted and approved;

(7)	a statement from the Company dated as of February 20, 2013 (the “Statement Date”) as to the number of (a) the issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock) as of the Statement Date (and the number of such shares on an as-converted to Common Stock basis), (b) the issued and outstanding options, warrants and rights to purchase capital stock of the Company (including a list of outstanding options) as of the Statement Date, and (c) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights as of the Statement Date;

(8)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock and Preferred Stock as of February 20, 2013;

(9)	a Certificate of Good Standing issued with respect to the Company by the office of the Secretary of State of the State of Delaware, on February 20, 2013 and a Certificate of Good Standing from the California Franchise Tax Board, dated February 20, 2013, stating that the Company is in good standing with that agency (collectively, the “Certificates of Good Standing”) and a verbal confirmation from RMB Enterprises that the Company is in good standing with the Secretary of State of the State of California on February 20, 2013; and

(10)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (“Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies thereof, the legal capacity and competency of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to the Restated Certificate or any other document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates or instruments representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

Imperva, Inc.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from such documents and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Except as described above in this letter, we have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificates of Good Standing and representations made to us by the Company in the Opinion Certificate. With respect to our opinion expressed in paragraph (2) below, we have assumed that there will be no subsequent amendment to the Restated Certificate (other than to authorize sufficient additional shares of Common Stock and Preferred Stock from time to time) and that at any time when the Stock described in paragraph (2) are issued and sold, the Company will have a sufficient number of authorized but unissued shares of its Common Stock, par value $0.0001 per share, to be able to issue such Stock.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 1,214,804 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock awards granted or to be granted under the 2011 SOIP and (b) stock awards granted or to be granted under the 2011 ESPP, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not

Imperva, Inc.

to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David A. Bell
David A. Bell, a Partner